Exhibit 99.1

FOR IMMEDIATE RELEASE	No. 10-11

For more information contact: Ronald D. Mogel, Senior Vice President and Chief Financial Officer

Phone: (337) 896-6664

OMNI Energy Services Agrees to be Acquired by Wellspring Capital Management

for $2.75 Per Share in Cash

CARENCRO, LA, JUNE 4, 2010 — OMNI Energy Services Corp. (NASDAQ GM: OMNI), a leading provider of environmental services and seismic services to the domestic oil and gas industry, today announced that it has entered into a definitive agreement under which an affiliate of Wellspring Capital Management LLC (“Wellspring”) will acquire all of OMNI’s outstanding shares for $2.75 per share in cash. The total value of the transaction is approximately $122 million, including assumption of debt.

The agreement has been unanimously approved by the OMNI Board of Directors following the recommendation of a special committee of independent directors. The cash consideration represents a premium of 29.7% over the closing price of OMNI shares on June 3, 2010.

“We believe this transaction will deliver an immediate and significant premium for our shareholders especially in light of the uncertain markets after the unprecedented drop in our end markets in 2009 and the continued current uncertainty in the Gulf of Mexico,” said Brian J. Recatto, President and Chief Executive Officer of OMNI. “Our strategic partnership with Wellspring is the culmination of a comprehensive process to address our balance sheet issues and will allow us to substantially improve our capital structure. Wellspring’s strategic and financial resources will provide us with the stability we need to be flexible and execute as the provider of choice for our customers.”

William F. Dawson, Jr., a Managing Partner of Wellspring, said, “We look forward to working with OMNI and providing them with the long term capital base they need in order to pursue business opportunities, grow their capabilities and weather the volatility of their end markets.”

Completion of the transaction, which is expected in the second half of 2010, is subject to approval by OMNI’s shareholders, regulatory approvals and customary closing conditions.

The transaction is not subject to a financing condition. Wellspring has furnished OMNI with commitment letters for the necessary debt financing. Three directors of OMNI, including its Chief Executive Officer Brian Recatto, are participating with Wellspring in the transaction.

The merger agreement allows OMNI until July 16, 2010 to actively solicit other possible bidders and, thereafter, subject to certain conditions, to respond to unsolicited inquiries by other persons interested in acquiring OMNI. Stephens Inc. will assist OMNI in connection with dealings with other possible bidders. Should a superior proposal be received and accepted, OMNI may, subject to certain conditions, including payment of a “break-up” fee of approximately $1.8 million plus expenses up to $0.75 million, terminate the merger agreement with the Wellspring entities.

Stephens Inc. is acting as financial advisor to the special committee of independent directors in connection with the transaction. GulfStar Group was also engaged by the special committee to render a fairness opinion with respect to the transaction. Kelly Hart & Hallman LLP is serving as legal counsel to the special committee. Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal counsel to Wellspring.

In light of the merger agreement, OMNI will not hold its Annual Meeting of Shareholders previously scheduled for June 9, 2010. Instead, OMNI expects to hold a Special Meeting of the Shareholders to vote upon the approval of the merger agreement in the second half of 2010.

About OMNI Energy Services Corp.

Headquartered in Carencro, LA, OMNI Energy Services Corp. offers a broad range of integrated services to geophysical companies engaged in the acquisition of on-shore seismic data and to oil and gas companies operating primarily in the Gulf of Mexico. OMNI provides its services through three business segments: Seismic Services (including drilling, survey and permitting services), Environmental and Other Services, and Equipment Leasing.

About Wellspring Capital Management

Wellspring Capital Management, founded in 1995, is a leading middle-market private equity firm that manages more than $2 billion of private equity capital. The firm’s objective is to bring partnership, experience and value creation to each investment. By teaming up with strong management, Wellspring is able to unlock underlying value and pursue new growth opportunities through strategic initiatives, operating improvements and add-on acquisitions. The firm functions as a strategic rather than tactical partner, providing management teams with top-line support, M&A experience and financial expertise, and access to resources.

Safe Harbor Regarding Forward-Looking Statements

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties associated with the non-compliance with NASDAQ listing requirements and the possible delisting of OMNI’s securities, the ability of the Audit Committee of the Board of Directors of OMNI, with the assistance of management, to timely complete its internal review related to OMNI’s accounting for subordinated promissory notes in connection with certain acquisitions which occurred in prior periods, impact of the current economic climate, the efficacy of the I.M.P.A.C.T. ™ cleaning technology and receipt of its patent, the timely conversion of seismic drilling backlog into revenue, the acceptance and use of OMNI's environmental cleaning services, OMNI's dependence on activity in the oil and gas industry, labor shortages, permit delays, dependence on significant customers, seasonality and weather risks, competition, technological evolution, the ultimate outcome of pending litigation, the continued growth of our environmental and other services and equipment leasing business segments, and other risks detailed in OMNI's filings with the Securities and Exchange Commission (the “SEC”). In addition, there are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements including, but not limited to, the ability of OMNI to obtain shareholder approval of the merger, the possibility that the merger will not close or that the closing will be delayed, the merger transaction could involve unexpected costs, liabilities or delays, OMNI’s business could suffer as a result of uncertainty, if any, surrounding the merger transaction, contractual restrictions on the conduct of OMNI’s business set forth in the merger agreement, the potential loss of key personnel, the outcome of, or expenses associated with, any litigation which may arise in connection with the merger transaction. OMNI disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.

Important Additional Information Will be Filed With the SEC

OMNI plans to file with the SEC and mail to its shareholders a Proxy Statement and a Schedule 13E-3 in connection with the transaction. OMNI SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION.

Investors and security holders will be able to obtain free copies of the Proxy Statement, the Schedule 13E-3 and other documents filed with the SEC by OMNI (when available) through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of such documents from OMNI by contacting OMNI Energy Services Corp., 4500 N.E. Evangeline Thruway, Carencro, LA 70520, Attn: Corporate Secretary, telephone 337-896-6664.

OMNI and its directors and officers may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the merger agreement. Information regarding OMNI’s directors and executive officers is contained in OMNI’s Annual Report on Form 10-K for the year ended December 31, 2009 and its proxy statement dated April 30, 2010, each of which is filed with the SEC. You can obtain free copies of these documents from OMNI using the contact information set forth above. Additional information regarding interests of such participants will be included in the Proxy Statement and the Schedule 13E-3 that will be filed with the SEC and available free of charge as indicated above.

CONTACT:

For OMNI Energy Services Corp.

Ronald D. Mogel, Senior Vice President and Chief Financial Officer

(337) 896-6664

For Wellspring Capital Management

Mark Semer/Micheline Tang

Kekst and Company

(212) 521-4800

For Stephens Inc.

Ronald S. Montalbano, CFA

(713) 933-0381

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